                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

         Filed by the Registrant /X/

         Filed by a Party other than the Registrant

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to ss.240.14a-11(c) or ss. 240.14a-12

                                IATROS HEALTH NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          IATROS HEALTH NETWORK, INC.
                       11910 GREENVILLE AVENUE, SUITE 300
                              DALLAS, TEXAS 75243

                                                                March [  ], 1999

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held Thursday, April 29, 1999 at 11:00 A.M., CDT, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas. The Notice of the Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting and the nominees for election as directors.

    Your participation in the Annual Meeting is important. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy card at your earliest convenience. This will help to establish a quorum and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials describing the meeting agenda and the Company in detail.

    We look forward to seeing you on April 29.

                                               Sincerely,

                                               Ronald E. Lusk
                                               Chairman and Chief Executive Officer

                          IATROS HEALTH NETWORK, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 29, 1999

                                                                March [  ], 1999

TO OUR SHAREHOLDERS:

    Consistent with the By-laws of Iatros Health Network, Inc. (the "Company"), notice is hereby given on behalf of the Board of Directors that the Annual Meeting of Shareholders of the Company will be held in on April 29, 1999, at 11:00 A.M. CDT, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas for the purpose of considering and voting on:

    1. The election of three Directors to the Board of Directors (Proposal 1);

    2. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 (Proposal 2);

    3. Approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Phoenix Healthcare Corporation (Proposal 3);

    4. Approval of the Company's 1999 Stock Option Plan (Proposal 4);

    5. Approval of the Company's Employee Stock Purchase Plan (Proposal 5);

    6. Ratification of the appointment of Weaver and Tidwell, L.L.P. as independent auditors for the Company (Proposal 6); and

    7. Such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

    The Board of Directors has fixed the close of business on March 18, 1999 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only Stockholders of record at such time will be entitled to vote at the Annual Meeting or any adjournment thereof.

    Accompanying this Notice of Annual Meeting are the form of proxy (the "Proxy Card"), the Proxy Statement describing in detail the business to come before the Annual Meeting of Shareholders and the Company's Annual Report on Form 10-K.

    You are invited to attend the Annual Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy Card in the enclosed, pre-addressed, postage paid envelope. If you attend the Annual Meeting and desire to vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

    In order to assure your representation at the annual meeting, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD, whether or not you plan to attend the Annual Meeting.

                                               By Order of the Board of Directors,

                                               Albert Sousa
                                               Secretary
Enclosures
Dallas, Texas
March [  ], 1999

                          IATROS HEALTH NETWORK, INC.
                       11910 GREENVILLE AVENUE, SUITE 300
                              DALLAS, TEXAS 75243

                                     PROXY
                                   STATEMENT

                          IATROS HEALTH NETWORK, INC.
                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ANNUAL MEETING OF SHAREHOLDERS............................................     1

VOTING RIGHTS AND PROXY INFORMATION.......................................     1

VOTING STOCK INFORMATION..................................................     2

CHANGE IN CONTROL IN 1998.................................................     2

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS............     3
  Security Ownership of Management........................................     3
  Other Beneficial Owners.................................................     3

DIRECTORS AND EXECUTIVE OFFICERS..........................................     4

PROPOSAL 1--ELECTION OF DIRECTORS.........................................     5
  Board and Committee Meetings............................................     5
  Director Remuneration...................................................     5
  Section 16(a) Beneficial Ownership Reporting Compliance.................     5

EXECUTIVE COMPENSATION....................................................     5
  Report of the Board of Directors........................................     5
  Compensation Policies...................................................     6
  Chairman and Chief Executive Officer's Compensation.....................     6
  Summary Compensation Table..............................................     7
  1998 Option Exercise and Year-End Value Table...........................     8

EMPLOYMENT AGREEMENTS.....................................................     8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................     9

STOCKHOLDER RETURN PERFORMANCE PRESENTATION...............................     9

PROPOSAL 2-- AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
            AUTHORIZED SHARES OF COMMON STOCK.............................    10

PROPOSAL 3-- AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME
            OF THE COMPANY................................................    11

NEW PLAN BENEFITS.........................................................    11

PROPOSAL 4--TO APPROVE THE COMPANY'S 1999 STOCK OPTION PLAN...............    12
  Tax Information.........................................................    13
  Registration Of Shares..................................................    13
  Summary of Benefits under the Stock Option Plan.........................    13

PROPOSAL 5-- TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN........    14
  General.................................................................    14
  Purpose.................................................................    14
  Eligibility.............................................................    14
  Offering Dates..........................................................    14
  Participation In The Stock Purchase Plan................................    14
  Purchase Price..........................................................    14

  Payment Of Purchase Price; Payroll Deductions...........................    14
  Purchase Of Stock; Exercise of Options..................................    15
  Termination Of Contributions............................................    15
  Adjustments Upon Changes In Capitalization..............................    15
  Nonassignability........................................................    15
  Amendment And Termination Of The Stock Purchase Plan....................    15
  Registration of Shares..................................................    16
  Tax Information.........................................................    16

PROPOSAL 6--TO RATIFY THE APPOINTMENT OF AUDITORS.........................    16

SHAREHOLDER PROPOSALS.....................................................    16

SOLICITATION OF PROXIES...................................................    17

OTHER MATTERS.............................................................    17

FINANCIAL AND OTHER INFORMATION...........................................    17

APPENDIX A--PHOENIX HEALTHCARE CORPORATION 1999 STOCK OPTION PLAN.........   A-1

APPENDIX B-- PHOENIX HEALTHCARE COPORATION EMPLOYEE STOCK PURCHASE PLAN...   B-1

                          IATROS HEALTH NETWORK, INC.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1999

                            ------------------------

    This Proxy Statement is furnished to holders on the Record Date (as defined below) of the Company's Series A Senior Convertible Preferred Stock and Common Stock (the "Shareholders") in connection with the solicitation of proxies on behalf of the Board of Directors of Iatros Health Network, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, April 29, 1999 at 11:00 A.M., CDT, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, or at any adjournment thereof. This Proxy Statement and the accompanying form of proxy (the "Proxy Card") and the Company's 1999 Annual Report on Form 10-K are first being sent to Shareholders on or about March 29, 1999. The principal offices of the Company are located at 11910 Greenville Avenue, Suite 300, Dallas, Texas 75243.

    At the Annual Meeting, the Shareholders will be asked to (1) elect three directors to the Board of Directors; (2) approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000; (3) approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Phoenix Healthcare Corporation; (4) approve the Company's 1999 Stock Option Plan; (5) approve the Company's Employee Stock Purchase Plan; (6) ratify the appointment of Weaver and Tidwell, L.L.P. as independent auditors for the Company for the fiscal year ended December 31, 1998; and (7) transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponements(s) thereof.

    In order to transact business at the Annual Meeting, a majority of the outstanding shares of the Company's common stock, par value $.001 (the "Common Stock") and the Company's Series A Senior Convertible Preferred Stock, par value $.001 (the "Preferred Stock" and, together with the Common Stock, the "Voting Stock"), whether represented in person or by proxy, must be present at the Annual Meeting. If such a quorum is not present, a majority of shares so represented may adjourn the Annual Meeting to a further date. Abstentions and broker non-votes are counted when determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented at the Annual Meeting, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The only business that will be conducted at the Annual Meeting is business that is brought forward either by the Board of Directors or by any Shareholder, if such Shareholder has given timely written notice to the Secretary of the Company. At the close of business on March 18, 1999 (the "Record Date"), the Secretary has not received notice from any Shareholder of any proper business to come before the Annual Meeting other than those items specified above.

                      VOTING RIGHTS AND PROXY INFORMATION

    Shareholders are entitled to vote at the 1999 Annual Meeting and any adjournment thereof. Shares of Voting Stock may be voted in person or by proxy. A Shareholder may revoke a proxy at any time before its exercise by giving written notice of such revocation, by executing and delivering a new proxy or by voting in person his or her shares at the Annual Meeting. Shares of Voting Stock held on the Record Date through a bank, brokerage firm or other intermediary may be voted in person at the Annual Meeting by obtaining a legal proxy from such bank, brokerage firm or other intermediary. At the Annual Meeting, the Chairman and Chief Executive Officer shall designate the time that the polls shall close. Only those proxies received or votes cast prior to the closing of the polls shall be valid.

    The election of directors and the approval of other matters indicated above for consideration at the Annual Meeting requires an affirmative vote of at least a majority of the votes cast and entitled to be voted at the Annual Meeting, with each share of Voting Stock entitled to one vote.

    PROXIES THAT ARE PROPERLY EXECUTED AND TIMELY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE OTHER MATTERS DESCRIBED HEREIN, UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

                            VOTING STOCK INFORMATION

    At March 18, 1999, the Record Date, 20,944,958 shares of Common Stock and 533,333 shares of Preferred Stock were outstanding and eligible to be voted. The Common Stock is traded on the NASD OTC Bulletin Board, symbol "IHNI."

                           CHANGE IN CONTROL IN 1998

    On November 17, 1998, Match, Inc. ("Match"), a corporation wholly owned by Ronald E. Lusk, acquired 533,333 shares of the Preferred Stock, representing 100% of the issued and outstanding shares of that class of stock, for a purchase price of $1 million. The shares were acquired in a private transaction from The Presbyterian Foundation for Philadelphia, Inc. (the "Presbyterian Foundation") at a price per share of $1.875.

    The $1 million purchase price was paid partly in cash ($200,000) and partly in the form of a non-recourse, non-interest bearing promissory note from Match to the Presbyterian Foundation (for $800,000, payable in semi-annual installments over two years and secured by a pledge of the purchased Preferred Stock). The source of the funds was from Match's working capital which was provided through an investment by Mr. Lusk from his personal funds.

    The terms of the Preferred Stock provide that at any time that cumulative dividends on the Preferred Stock remain in arrears for more than two quarters, the owners of the Preferred Stock will have the right to elect, voting as a separate class, one additional director to the Board. In addition, the holders of the Preferred Stock have the right to elect an additional director each time the cumulative dividends remain in arrears for two additional quarters, except that the maximum number of directors the holders of the Preferred Stock may elect, voting as a separate class, is seven.

    Since the Company had not paid dividends on the Preferred Stock since its issuance in 1994, Match, as the holder of the Preferred Stock, was entitled to elect up to seven members of the Company's Board of Directors. On November 17, 1998, in accordance with rights granted to holders of the Preferred Stock, Match executed a consent of sole holder of the Preferred Stock expanding the size of the Board from three to seven and electing Mr. Lusk, Robert L. Woodson, III, Albert Sousa and Joe C. Williams, Jr. to the Board. At a meeting of the Board of Directors on the same day, the Board appointed Mr. Lusk as Chairman of the Board.

    On November 20, 1998, members of senior management, including Reginald D. Strickland the then President and Chief Executive Officer, resigned and the Board of Directors appointed Mr. Woodson as President and Chief Executive Officer of the Company.

    Under the terms of the Stock Purchase Agreement and the Stock Pledge Agreement between Match and the Presbyterian Foundation, the Presbyterian Foundation would reacquire all rights with respect to the Preferred Stock owned by Match, including the rights to vote and dispose of the Preferred Stock, in the event that Match defaults on its obligations under its promissory note to the Presbyterian Foundation or the Stock Pledge Agreement.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth at December 31, 1998 certain information with respect to the beneficial ownership of Voting Stock by all Directors, each of the Named Officers in the Summary Compensation Table below and Directors and executive officers of the Company as a group.

                                                                                      COMMON STOCK
                                                                                      BENEFICIALLY         % OF
NAME                                                                                      OWNED          CLASS(1)
----------------------------------------------------------------------------------  -----------------  -------------
CURRENT DIRECTORS AND EXECUTIVE OFFICERS
Ronald E. Lusk(2).................................................................        1,408,666            6.4%
Robert L. Woodson III.............................................................           76,310              *
Albert Sousa......................................................................               --             --
Joseph C. McCarron, Jr.(3)........................................................        1,060,000            4.8%
John D. Higgins...................................................................            3,540              *
Joe C. Williams, Jr...............................................................            9,320              *

FORMER EXECUTIVES
Reginald D. Strickland............................................................            5,700              *
Judson H. Simmons(3)..............................................................          405,000            1.9%
William Filippone(3)..............................................................          300,000            1.4%
Directors and Executive Officer as a group........................................        2,557,836           11.2%

------------------------

(1) An asterisk indicates that shareholder owned less than one percent (1%) of the class.

(2) Includes Common Stock owned by members of Mr. Lusk's family and by Barrier Corporation, a corporation wholly owned by Mr. Lusk and 533,333 shares of Preferred Stock owned by Match, Inc., a company wholly owned by Mr. Lusk and as to which Mr. Lusk has sole voting and investment power. The holders of the Preferred Stock are entitled to one vote for each share of Common Stock issuable upon the conversion of the Preferred Stock. Each share of Preferred Stock is currently convertible into [1.7] shares of Common Stock.

(3) Includes shares of Common Stock which may be purchased pursuant to stock options or warrants granted by the Company.

OTHER BENEFICIAL OWNERS

    The following table sets forth information with respect to stockholders of the Company who were known to own more than 5% of the outstanding Voting Stock as of December 31, 1998. The information set forth below is based solely upon information furnished by such shareholders or contained in filings made by such persons with the Commission. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Voting Stock between December 31, 1998 and the Record Date.

PRINCIPAL SHAREHOLDER AND ADDRESS                                             SHARES OWNED    OWNERSHIP PERCENTAGE
----------------------------------------------------------------------------  -------------  -----------------------
NewCare Health Corporation..................................................     4,000,000               19.1%
6000 Lake Forrest Drive Suite
200 Atlanta, GA 30328

Health Care Holding, Ltd.(1)................................................     1,345,000                6.4%
611 North Canon Drive
Suite A
Beverly Hills, CA 90210

------------------------

(1) Includes 345,000 shares of Common Stock which may be purchased pursuant to warrants granted by the Company to Robert Kasirer, a general partner of Healthcare Holding, Ltd.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The Directors and executive officers of the Company at December 31, 1998, their ages, their titles, their years of employment with the Company, and their principal occupations for the past five years are as follows:

    Ronald E. Lusk, 42, has served as the Chairman of the Board of Directors of the Company since November 1998 and Chairman and Chief Executive Officer since January 1, 1999. Mr. Lusk is also President of Match, Inc., a holding company (since 1998), President of Barrier, Inc., a holding company (since 1996), President of AMI Aviation, Inc., an aviation company (since 1994), President of Citation Properties, Inc., an operator of nursing homes (since 1994), and President of Westlake Management Company, an operator of nursing homes (since
1992). Mr. Lusk is also a director of each of the above companies. From March 1998 to February 1999 Mr. Lusk served as Chairman, President and Chief Executive Officer of Hospital Staffing Services, Inc., a home healthcare provider.

    Robert L. Woodson III, 50, has served as President and Chief Operating Officer since January 1, 1999. Mr. Woodson was President and Chief Executive Officer from November, 1998 to January 1999. Prior to joining Iatros, Mr. Woodson was President of HFI Home Care Management LP, a company which acquires and manages home health agencies, from 1994 through 1997, and Executive Vice President and Secretary of HealthFirst, Inc., a company which manages home health agencies, from 1992 through 1994.

    Albert Sousa, 44, has served as Executive Vice President of the Company and President of Trinity Rehab, Inc. since November, 1998. Prior to joining Iatros, he was employed by Benneth Medical Consultants from November 1997 to November 1998. From May 1994 to November 1997, Mr. Sousa was Vice President of the Medical Specialty Services Division of Horizon/CMS Healthcare Corporation, a healthcare services company. From July 1995 to November 1997, Mr. Sousa was also the Chief Operating Officer of Medical Innovations, Inc., a home care company.

    Joseph C. McCarron, Jr., 44, has served as Executive Vice President since 1995. In addition, Mr. McCarron currently serves as President of OHI Corporation (d/b/a Oasis Healthcare), the Company's New England based operating subsidiary. Prior to his current position, Mr. McCarron served as Chief Executive Officer and President of the Company from July 1994 to January 1995 and as Chief Financial Officer from July 1994 to September 1996. Prior to joining Iatros, Mr. McCarron served as President of Healthcare Concepts, Inc., a health care financial advisory and management consulting firm from 1989 through 1994.

    Joe C. Williams, Jr., 50, has been a Director of the Company since November 1998. From March 1998 to February 1999, Mr. Williams was a Director and Chief Operating Officer of Hospital Staffing Services, Inc., a home healthcare provider. From 1996 to 1997, Mr. Williams served as Chief Operating Officer of HealthFirst, Inc., a company which manages home health agencies. Prior to that, Mr. Williams was Vice President of Business Development of Care One, Inc., a home healthcare provider, from 1993 to 1995.

    John D. Higgins, 66, has been a Director of the Company since 1994. Since October 1994, Mr. Higgins has served as Vice President and Senior Vice President--Corporate Finance of Royce Investment Group, Inc., an investment banking firm. Mr. Higgins is a director of Digital Recorders, Inc., IRATA, Inc. and Birman Managed Care, Inc.

    In addition, on January 11, 1999, the Company announced that Michael H. Seeliger, 42, was appointed as Executive Vice President of the Company. Prior to joining Iatros, Mr. Seeliger was Director and then Vice President of Investor and Corporate Relations of Horizon/CMS Healthcare Corporation, a healthcare services company from 1990 to 1998.

PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors, acting pursuant to the Bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be three at the present time. At the Annual Meeting, Shareholders will elect three directors to serve on the Board of Directors in accordance with the terms of the Company's Bylaws. Ronald E. Lusk, Robert L. Woodson III, and Albert Sousa (the "Nominees") have been nominated for reelection to the Board of Directors and each has agreed to serve if elected. Each Director shall hold office from the time of his election until the election of his successor.

    Each of the Nominees was first elected to the Board of Directors on November 17, 1998 by Match as described above (SEE, "Change in Control").

    Proxies received in response to this solicitation will be voted in favor of the election of the Nominees named herein unless authority to vote is withheld. The Board does not anticipate that any Nominee will be unable to or will decline to serve. However, if such a situation should arise, the proxies will be voted for such substitute nominee(s) as the Board may designate, unless the Board takes prior action to reduce the size of the Board.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

BOARD AND COMMITTEE MEETINGS

    During 1998, the Board of Directors met four times. Prior to November 17, 1998, the Board had a Compensation Committee and an Audit Committee. Neither the Compensation nor Audit Committee met in 1998. As described above, each of the Nominees was first elected to the Board on November 17, 1998. Between November 17, 1998 and December 31, 1998, each of the Nominees attended at least 75% of the total number of meetings of the Board and committees of which they were members.

DIRECTOR REMUNERATION

    In 1998, Directors of the Company did not receive any cash compensation from the Company for their services as a director. Directors were reimbursed for expenses incurred in connection with their duties as Board members. The Board of Directors does not anticipate that directors will receive any compensation in 1999 from the Company for their services as a director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports on their holdings of and transactions in the Company's Voting Stock. To the Company's knowledge, during 1998 all of the Company's executive officers and directors timely filed all required reports under Section 16, except that Forms 4 stating changes in beneficial ownership of Mr. Lusk and Mr. Woodson were not filed on a timely basis.

                             EXECUTIVE COMPENSATION

REPORT OF THE BOARD OF DIRECTORS

    The Board of Directors is responsible for reviewing all elements of the total compensation program for all officers of the Company and sets compensation packages for each of the Company's officers. Although certain executive officers served on the Company's Board, they did not participate in any decisions regarding their own compensation as an executive officer.

COMPENSATION POLICIES.

    The policy of the Company and the guidelines followed by the Board are intended to achieve the following objectives:

    - Assist the Company in attracting and retaining talented and well-qualified executives.

    - Reward performance and initiative.

    - Be competitive with other companies in the long-term care and ancillary health care services industries.

    - Be significantly related to accomplishments and the Company's short-term and long-term successes, particularly measured in terms of growth in net operating income and cash flow from operations.

    - Encourage executives to achieve meaningful levels of ownership of the Company's stock.

    The Company's compensation practices embody the principles that compensation should be set to link management's interests to those of long-term stockholders and to encourage management to enhance shareholder value. Accordingly, the Company encourages meaningful stock ownership by management, including participation in various benefit plans providing for stock or stock options.

    The Company's approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Board examines market compensation levels and trends. Additionally, for this purpose, the Board also considers the pool of executives who are currently employed in similar positions in public companies with emphasis on salaries paid by other companies in the long-term care and ancillary health care services industries.

    In order to improve the Company's cash flow and financial condition, following the change in control described above (SEE, Change in Control), the executive officers of the Company, other than Mr. McCarron, received no salary. Mr. McCarron was employed by the Company for the full year and, following the change in control, continued to receive his previously established salary (as described in the Summary Compensation Table below).

    The Board has approved employment agreements with certain executive officers (SEE, Employment Agreements) establishing, among other things, future compensation. According to the agreements, compensation will be paid in cash, Common Stock, or a combination thereof, taking into account the Company's cash flow requirements and any other aspect of the Company's financial condition deemed relevant by the Chairman and Chief Executive Officer, or, in the case of the Chairman and Chief Executive Officer, by the Board.

    The Board annually evaluates executive officer salary decisions. This annual review considers the prior year's performance, decision-making responsibilities of each position and the experience, and team-building skills of each incumbent. The Board views performance as the single most important measurement factor.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER'S COMPENSATION.

    In determining the compensation of the Chairman and Chief Executive Officer, the Board takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Board considers more or less equally such performance measures as growth in revenues, market capitalization, net operating income, cash flow from operations, and earnings, the Board does not apply any specific quantitative formula in making compensation decisions. The Board also values achievements that may be difficult to quantify and recognizes the importance of qualitative factors.

    The base salary for Ronald E. Lusk, the Company's Chairman and Chief Executive Officer, was established at $250,000 for 1999, to be paid in cash, Common Stock, or a combination thereof, taking into account the Company's cash flow requirements and any other aspect of the Company's financial condition. In addition, Mr. Lusk was granted Common Stock and stock options as provided in his employment agreement (SEE, Employment Agreements).

    Mr. Lusk's base salary was established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Board's evaluation of total compensation for Mr. Lusk, appropriate weight is given to his leadership in growth of the Company's revenues, in obtaining financing for such growth, in returning the Company to profitability, in increasing shareholder value and in accomplishing the Company's short-term and long-term objectives.

    By: The Board of Directors

       Ronald E. Lusk
       John Higgins
       Joseph McCarron, Jr.
       Albert Sousa
       Joe Williams
       Robert Woodson

SUMMARY COMPENSATION TABLE

    The tables below set forth certain compensation information as to (1) the Company's chief executive officer, (2) the Company's next three highest compensated executive officers employed by the Company at the end of the 1998 fiscal year, (3) the Company's former chief executive officer, and (4) two additional executive officers, each of whom would have been one of the three highest compensated executive officers but for the fact that the individual was not serving as an executive officer at December 31, 1998 (collectively, the "Named Executive Officers").

                                                                                               LONG-TERM COMPENSATION
                                                                                       ---------------------------------------
                                                                                                 AWARDS
                                                                                       --------------------------
                                                         ANNUAL COMPENSATION                          SECURITIES     PAYOUTS
                                                 ------------------------------------   RESTRICTED    UNDERLYING   -----------
                                                                        OTHER ANNUAL       STOCK       OPTIONS/       LTIP
             NAME AND                              SALARY               COMPENSATION     AWARD(S)       SAR(1)       PAYOUTS
        PRINCIPAL POSITION          FISCAL YEAR     ($)      BONUS ($)        $             ($)           (#)          ($)
----------------------------------  -----------  ----------  ---------  -------------  -------------  -----------  -----------

Ronald E. Lusk....................        1998           $0         $0           $0             $0             0           $0
  Chairman and Chief Executive
  Officer

Robert L. Woodson III.............        1998            0          0            0              0             0            0
  President and Chief Operating
  Officer

Albert Sousa......................        1998            0          0            0              0             0            0
  Executive Vice President and
  Secretary

Joseph C. McCarron, Jr............        1998      163,079          0        9,000              0             0            0
  Executive Vice President                1997      200,000          0        9,000              0       300,000            0
                                          1996      196,154          0            0              0        40,000            0

FORMER EXECUTIVES(1)

Reginald D. Strickland............        1998      135,000          0        6,750              0             0            0
  President and Chief Executive           1997      245,000     50,000        9,000              0       420,000            0
  Officer

Judson H. Simmons.................        1998      121,155          0        6,750              0             0            0
  EVP, Strategic Planning / Corp.         1997      225,000          0        9,000              0       360,000            0
  Dev. and Secretary                      1996       66,346          0      150,000              0        40,000            0

William Filippone.................        1998       98,560          0        4,500              0             0            0
  Executive Vice President & Chief        1997      131,250     45,000        9,000              0       200,000            0
  Operating Officer

                                      ALL OTHER
             NAME AND               COMPENSATION(1)
        PRINCIPAL POSITION               ($)
----------------------------------  --------------
Ronald E. Lusk....................            $0
  Chairman and Chief Executive
  Officer
Robert L. Woodson III.............             0
  President and Chief Operating
  Officer
Albert Sousa......................             0
  Executive Vice President and
  Secretary
Joseph C. McCarron, Jr............             0
  Executive Vice President                     0
                                               0
FORMER EXECUTIVES(1)
Reginald D. Strickland............        60,000
  President and Chief Executive                0
  Officer
Judson H. Simmons.................             0
  EVP, Strategic Planning / Corp.              0
  Dev. and Secretary                           0
William Filippone.................             0
  Executive Vice President & Chief        25,000
  Operating Officer

------------------------

(1) Reginald Strickland and Judson Simmons served as executive officers of the Company until November 20, 1998. William Filippone served as an executive officer of the Company until July 3, 1998.

(2) Includes severance payments made to certain former executives upon termination of their employment.

1998 OPTION EXERCISE AND YEAR-END VALUE TABLE

    The following table sets forth information with respect to the named executive officers concerning the exercises of options during 1998 and the number and value of unexercised options held as of December 31, 1998.

                                                                                 NUMBER OF SECURITIES
                                                                                      UNDERLYING
                                                                                      UNEXERCISED        VALUE OF UNEXERCISED
                                                                                   OPTIONS AT FISCAL     THE-MONEY OPTIONS AT
                                       NUMBER OF SHARES                                  YEAR            FISCAL YEAR END ($);
                                          ACQUIRED ON                             END; (EXERCISABLE/        (EXERCISABLE/
     NAME OF EXECUTIVE OFFICER             EXERCISE         VALUE REALIZED ($)      UNEXERCISABLE)          UNEXERCISABLE)
-----------------------------------  ---------------------  -------------------  ---------------------  ----------------------
Ronald E. Lusk.....................           --                    --                    --                      --
Robert L. Woodson III..............           --                    --                    --                      --
Albert Sousa.......................           --                    --                    --                      --
Joseph C. McCarron, Jr.............           --                    --               1,060,000/0              $   0 / $0

FORMER EXECUTIVES
Reginald D. Strickland.............           --                    --                    --                      --
Judson H. Simmons..................           --                    --                 400,000/0              $   0 / $0
William Filippone..................           --                    --                 200,000/0              $   0 / $0

                             EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements (the "Employment Agreements") with Ronald Lusk, Robert Woodson, Albert Sousa, and Michael Seeliger. The term of employment under each such Employment Agreement shall be for three years, commencing on January 1, 1999, and shall automatically renew for additional terms of one year each, unless terminated by the Company upon 90 days' prior notice. An Employment Agreement may also be terminated by the Company for cause (as defined in the Employment Agreement). Pursuant to the Employment Agreements, Ronald Lusk will receive a base annual salary of $250,000, Robert Woodson will receive a base annual salary of $225,000, Albert Sousa will receive a base annual salary of $200,000 and Michael Seeliger will receive a base annual salary of $200,000. Such annual base salary will paid in stock, cash or a combination of the two as determined by the Chairman and Chief Executive Officer in his sole discretion (or, in the case of the Chairman and Chief Executive Officer, by the Board in its sole discretion) taking into account the Company's cash flow requirements and any other appropriate factors.

    Upon execution of his Employment Agreement, each individual received a one-time grant of 500,000 shares of Common Stock which he is restricted from trading for a period of one year from the date of the Employment Agreement and which is subject to forfeiture in the event the executive terminates employment with the Company for any reason other than on account of death, disability or termination other than for cause after six months of employment. Notwithstanding, the grants will fully vest and will no longer be restricted or subject to forfeiture in the event of a change in control of the Company.

    In the event of a change in control on account of a merger or other stock transaction, executives will have the right to "put" (sell back) all or any portion of the stock granted to them by, or otherwise acquired from, the Company prior to the change in control at 105% of the per share price of the transaction. In addition, any executive whose employment is terminated by the Company (other than for "cause") after a change in control will be entitled to a single lump sum cash payment equal to two and one half times the executive's average annual compensation (including base salary and bonuses) paid to him, in cash, during the three years preceding the change in control. The executive also will be entitled to continued health and related benefits for a period of two years after the change in control.

    In addition, the Employment Agreement provides for the grant of incentive or performance bonuses payable in the discretion of the Chairman and Chief Executive Officer and for the grant of stock options (SEE, Proposal 4).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to a credit agreement entered into between the Company and Match, a corporation wholly owned by Mr. Lusk, Match will provide to the Company a line of credit with an aggregate principal amount not to exceed $1,000,000 ("Line of Credit"). The Line of Credit will be used for the operation of the Company's business, to settle certain claims, and any other general corporate purpose permitted by its articles of incorporation and applicable law. The Line of Credit will bear an interest rate equal to the annual commercial prime rate charged by Chase Manhattan Bank plus 1%. As collateral for the Line of Credit, the Board of Directors has pledged the outstanding and issued stock of OHI Corporation, its wholly-owned subsidiary.

    In addition, Royce Investment Group, Inc., an investment banking firm whose Senior Vice President, John Higgins, is also a member of the Company's Board of Directors, has provided investment banking services to the Company.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Common Stock to that of Standard & Poor's 500 Stock Index and a Peer Group of the Company. The graph assumes a base investment of $100 at December 31, 1993 and reinvestment of dividends through December 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                       IATROS    S&P 500       PEER GROUP
1993                                                  $100.00    $100.00          $100.00
1994                                                   $83.33    $101.31          $126.24
1995                                                  $312.50    $139.40          $102.60
1996                                                   $43.75    $171.40          $104.79
1997                                                   $18.75    $228.59          $111.73
1998                                                    $5.17    $293.91           $38.80

PROPOSAL 2-- AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

    On February 18, 1999, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 50,000,000 and recommended that the amendment be submitted to the Shareholders for approval.

    The Board believes it is in the best interest of the Company and the Shareholders to increase the number of authorized shares of Common Stock so that additional shares will be available for appropriate corporate purposes, including, but not limited to, establishing certain stock-based benefit plans for employees and directors, for raising capital and for continuing the Company's expansion through acquisitions. The Company does not anticipate any acquisition at this time which would involve issuance of additional shares of Common Stock, nor has the Company decided to raise capital through a stock offering. However, it is the Company's belief and experience that favorable market conditions for acquisition transactions and public offerings often occur quickly and that it is in the Company's best interest to have sufficient authorized shares available to take advantage of such market conditions if and when they occur. The additional unissued shares of Common Stock may be available for issuance by the Board without further vote of the stockholders of the Company.

    The Company's Restated Certificate of Incorporation currently authorize the issuance of an aggregate of 25,000,000 shares of Common Stock, $.001 par value. As of December 31, 1998, 20,944,958 shares of Common Stock were issued and outstanding.

    The additional shares of Common Stock authorized for issuance pursuant to this amendment will have all of the rights and privileges which the presently outstanding shares of Common Stock possess; the increase in authorized shares of Common Stock will not affect the terms, or rights of holders, of existing shares of Common Stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the Shareholders, including the election of directors. Holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. Because stockholders do not have preemptive rights, the interests of existing stockholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any issuance of the proposed additional shares of Common Stock.

    It is possible that additional shares of Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for stockholders of the Company to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. For instance, such shares could be privately placed with purchasers who might cooperate with the Company's Board of Directors in opposing an attempt by a third party to gain control of the Company by voting such shares against the transaction with the third party could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of the Company. Although the Company's Board of Directors does not currently anticipate issuing additional shares of Common Stock for purposes of preventing a takeover of the Company, the Company's Board of Directors reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

    If this amendment is adopted, the first sentence of the Fourth Article of the Company's Restated Certificate of Incorporation would be amended to read as follows:

    FOURTH: THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS FIFTY-FIVE MILLION (55,000,000), CONSISTING OF FIFTY MILLION (50,000,000) SHARES OF COMMON STOCK, PAR VALUE $.001 AND FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK, PAR VALUE $.001.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3-- AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
            CHANGE THE NAME OF THE COMPANY

    The Board of Directors recommends to the Shareholders for their adoption at the Annual Meeting an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from "Iatros Health Network, Inc." to "Phoenix Healthcare Corporation." The Board of Directors believes that changing the name of the Company will improve the Company's marketing and public relations efforts and will more properly reflect the Company's goals and strategy of the Board of Directors.

    The change of the Company's name will not affect, in any way, the validity or transferability of currently outstanding stock certificates. Stockholders are not required to surrender or exchange any stock certificates that they currently hold.

    If the amendment is adopted, the Company's Restated Certificate of Incorporation would be amended to read as follows:

    "FIRST: THE NAME OF THE CORPORATION IS PHOENIX HEALTHCARE CORPORATION."

    Approval of the amendment requires the affirmative vote of a majority of the issued and outstanding shares of the Voting Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               NEW PLAN BENEFITS

    Proposals 4 and 5 relate to Shareholder approval of the proposed 1999 Stock Option Plan and the Employee Stock Purchase Plan. The following table sets forth the total number of options granted to certain participants under the foregoing plans which are the subject of Shareholder action and identifies the plan with respect to which Shareholder approval is sought.

                                               NUMBER OF
                                              SECURITIES
                                              UNDERLYING                                                    PROPOSAL
             NAME AND POSITION                  OPTIONS                      PLAN NAME                       NUMBER
-------------------------------------------  -------------  -------------------------------------------  ---------------
Ronald E. Lusk.............................       420,000   1999 Stock Option Plan                                  4
Robert L. Woodson..........................       360,000   1999 Stock Option Plan                                  4
Albert Sousa...............................       300,000   1999 Stock Option Plan                                  4
Michael H. Seeliger........................       300,000   1999 Stock Option Plan                                  4
Joseph C. McCarron, Jr.....................       --
Executive Group (excluding those named
  above)...................................       --
Non-Executive Director Group...............       --
Non-Executive Officer Employee Group.......       --

PROPOSAL 4-- TO APPROVE THE COMPANY'S 1999 STOCK OPTION PLAN

    On February 18, 1999, the Board of Directors of the Company adopted the Iatros Health Network, Inc. 1999 Stock Option Plan (the "Stock Option Plan") subject to approval of Shareholders being sought herein. The Stock Option Plan is intended to reward the contributions made to the Company by employees, directors and consultants, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend. The Stock Option Plan does this by providing such persons with an opportunity to acquire or increase their proprietary interests in the Company through the grant of options to acquire Common Stock. Options granted under the Stock Option Plan to employees may be "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"), or may be options not intended to be ISOs ("non-qualified stock options", or "NQSOs"); options granted to non-employee directors or consultants would be NQSOs.

    A summary of the Stock Option Plan is set forth below. The summary is qualified in its entirety by the full text of the Stock Option Plan, which is attached hereto as Appendix A.

    The key provisions of the Stock Option Plan are as follows:

     1. The effective date of the Stock Option Plan would be January 1, 1999, and the Stock Option Plan would terminate effective December 31, 2008. Upon termination, no further grants of options would be made, although outstanding options would continue to be exercisable under the terms of the individual option agreements.

     2. Pursuant to the terms of the Stock Option Plan, officers and key employees of the Company will be eligible to receive awards of stock options. Options granted under the Stock Option Plan may be ISOs within the meaning of Section 422 of the Code (if granted to employees), or NQSOs. The Company has reserved 3,000,000 shares of the Common Stock for issuance of awards under the Stock Option Plan, subject to anti-dilution and similar adjustments.

     3. The Stock Option Plan will be administered by the Company's Board of Directors. Subject to the provisions of the Stock Option Plan, the Board will determine the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Board also will determine the terms, provisions and kind of consideration payable with respect to awards. In addition, the Board will have sole discretionary authority to interpret the Stock Option Plan and to adopt rules and regulations for administering the Stock Option Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Board may take into account the contribution to the management, growth and/or profitability of the business of the Company by the respective persons, and such other factors as the Board may consider relevant. The Board may delegate all or a portion of its authority under the Stock Option Plan to a committee of the Board or a designated Company officer.

     4. An option may be granted on such terms and conditions as the Board may impose, and generally may be exercised for a specified period not to exceed (in the case of an ISO) 10 years from the date of grant. Options must be granted with an exercise price at least equal to, in the case of an ISO, the "Fair Market Value" (as defined in the Stock Option Plan) on the date of grant or, in the case of an NQSO, 80% of Fair Market Value. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to "Ten Percent Stockholders" (as defined in the Stock Option Plan). The Board may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price, or by a combination of these two payment methods.

     5. The Board may at any time suspend, amend, modify or terminate the Stock Option Plan. However, unless required by the Securities Exchange Act of 1934 or approved by the Company's Shareholders, no change may (i) increase the number of shares as to which options may be granted under the Stock Option Plan (except for adjustments provided for in the Stock Option Plan to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares), (ii) change in any way the class of employees eligible to receive ISOs under the Stock Option Plan, (iii) extend the duration of the Stock Option Plan, or (iv) become effective if advance Shareholder approval is required by law, regulation, rule or order. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee or as required by law.

TAX INFORMATION

    TAXATION OF ISOS. In general, a recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. Instead, the option holder will recognize long-term capital gain or loss on the disposition of the shares acquired under an ISO, so long as the option holder does not dispose of those shares within two years from the date the ISO was first granted or within one year after the shares were transferred to such option holder. Currently for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both the foregoing holding periods, the Company will not be entitled to a deduction by reason of the grant or exercise of an ISO.

    As a general rule, if the option holder disposes of the shares acquired through the exercise of an ISO before satisfying the holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares. The Company also will be entitled to an income tax deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

    The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of the option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, the amount of the tax paid will be allowed as a credit against regular tax liability in subsequent years.

    TAXATION OF NON-QUALIFIED STOCK OPTIONS. A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Instead, the option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option price of the option. The Company will also be entitled to an income tax deduction in that amount. Upon disposition of the shares acquired under an option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which ordinarily would be the fair market value of the option shares on the date the option was exercised).

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company for shares acquired pursuant to an option granted under the Stock Option Plan.

REGISTRATION OF SHARES

    If the amendment to the Stock Option Plan is approved by the Company's Shareholders, the Company intends to register the shares reserved for issuance promptly after the 1999 Annual Meeting on Form S-8 Registration Statement under the Securities Act of 1933, as amended.

SUMMARY OF BENEFITS UNDER THE STOCK OPTION PLAN

    It is not possible to state the number of options or awards that may be granted in the future to any particular individual. No options were granted under the Stock Option Plan during the last fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 5-- TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The Board of Directors of the Company believes that the continued growth and profitability of the Company depends, in large part, on the ability of the Company to maintain a competitive position in attracting and retaining quality personnel. The Board therefore adopted the Iatros Health Network, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") on February 18, 1999, and authorized the Company to reserve 1,000,000 shares of Common Stock for issuance to employees under the Stock Purchase Plan. The Stock Purchase Plan has not yet been implemented pending approval by the Company's Shareholders as requested herein. Upon approval by the Company's Shareholders, the Board of Directors shall determine when the Stock Purchase Plan will go into effect.

    A summary of the Stock Purchase Plan is set forth below. The summary is qualified in its entirety by the full text of the Stock Purchase Plan, which is attached hereto as Appendix B.

PURPOSE

    The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Stock Purchase Plan provides for one offering during each six-month period.

ELIGIBILITY

    Any person who is employed by the Company, or any subsidiary of the Company designated by the Company's Board of Directors, prior to the first day of each offering period is eligible to participate in the Stock Purchase Plan. As of February 1, 1999, approximately 1,143 persons were employed by the Company and its designated subsidiaries.

OFFERING DATES

    The Stock Purchase Plan provides for one offering, of six months duration, during each six-month period. Each such offering period is of six (6) months duration. The offering periods commence on January 1 and July 1 of each year and terminate on the last day of each six-month offering. The Board of Directors has the power to alter the duration of the offering periods without Shareholder approval.

PARTICIPATION IN THE STOCK PURCHASE PLAN

    Eligible employees become participants in the Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date. An employee who becomes eligible to participate in the Stock Purchase Plan after the commencement of an offering can elect to participate in the Stock Purchase Plan upon the commencement of the next offering.

PURCHASE PRICE

    The purchase price per share in an offering under the Stock Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the first date of an offering period, or 85% of the fair market value of a share of Common Stock on the last date of the offering period. The fair market value of a share of Common Stock on a given date is based upon the last trade reported on the OTC Bulletin Board for that day. The fair market value of the Company's stock on February 18, 1999 was $.30.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions cannot exceed ten percent (10%), or such other rate as determined from time to time by the Board of Directors, of a participant's compensation. Participants may discontinue their participation at any time during an offering period, but may not otherwise change their rate of payroll deduction during an offering period. Payroll deductions commence on the first payday following the offering date and continue at the same rate until the end of the offering period, unless sooner terminated as provided in the Stock Purchase Plan.

PURCHASE OF STOCK; EXERCISE OF OPTION

    By executing a subscription agreement to participate in the Stock Purchase Plan, an employee in effect is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering is that number arrived at by dividing the amount representing accumulated payroll deductions which the participant has elected to have withheld for the offering period by the purchase price for that offering period. Unless an employee's participation is discontinued, the option for the purchase of shares is exercised automatically at the end of the offering period at the applicable price.

    Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent (5%) or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries (including stock which can be purchased through subscriptions under the Stock Purchase Plan or pursuant to any other option), or if the grant of the option would permit the employee to buy more than $25,000 worth of stock in any calendar year under this and any other Company stock purchase plan. Furthermore, if the number of shares placed under option at the beginning of an offering period exceeds the number of shares available under the Stock Purchase Plan, a pro rata allocation of the shares remaining is made in an as equitable a manner as is practicable.

TERMINATION OF CONTRIBUTIONS

    While each participant in the Stock Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering can be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Stock Purchase Plan. Such withdrawal is permitted at any time prior to the end of the applicable offering period. Shares are purchased using the payroll deductions that accumulated prior to the withdrawal, unless the employee elects prior to the end of the offering period to have the payroll deductions paid out in cash. In addition, payroll deductions terminate automatically upon termination of employment and the accumulated payroll deductions of a terminated employee are returned to that person upon termination.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share.

NONASSIGNABILITY

    No rights or accumulated payroll deductions of an employee under the Stock Purchase Plan may be pledged, assigned, or transferred for any reason.

AMENDMENT AND TERMINATION OF THE STOCK PURCHASE PLAN

    The Board of Directors has the authority to amend or terminate the Stock Purchase Plan at any time. No amendment may be made to the Stock Purchase Plan without the approval of the holders of a majority of the shares of the Company entitled to vote if such amendment would increase the number of shares reserved under the Stock Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Stock Purchase Plan.

REGISTRATION OF SHARES

    If the amendment to the Stock Purchase Plan is approved by the Company's Shareholders, the Company intends to register the shares reserved for issuance promptly after the 1999 Annual Meeting on Form S-8 Registration Statement under the Securities Act of 1933, as amended.

TAX INFORMATION

    The Stock Purchase Plan, and the right of the participant to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income is taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant generally is subject to tax and the amount of the tax depends upon the holding period. If the shares are held by the participant for more than two (2) years after the date of the beginning of the offering period in which those shares were purchased, the lesser of (a) the excess of the sales price over the option price, or (b) fifteen percent (15%) of the fair market value of the shares at the time the option was granted, will be treated as ordinary income to the participant, and any remaining gain will be treated as a long term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the exercise date over the option price is treated as ordinary income, and any further gain or any loss on such disposition is a capital gain or loss. The Company is not entitled to a deduction in the amount of a participant's ordinary income or capital gain except to the extent of ordinary income reported by participant upon disposition of shares within two (2) years from the date of grant, to the extent allowed under Section 162(m) of the Internal Revenue Code.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company as to the shares purchased under the Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 6--TO RATIFY THE APPOINTMENT OF AUDITORS

    On January 7, 1999, the Company terminated its relationship with Asher & Company, Ltd. as the Company's independent certified public accountants. During the two most recent fiscal years or any subsequent interim period, except for the auditors' report dated April 23, 1998 which included a going concern qualification, there have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of Asher & Company, and there have been no disagreements between management and Asher & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Asher & Company, Ltd. would have caused it to make reference to the subject matter of such disagreement in connection with its report.

    On January 11, 1999, the Company's Board of Directors approved the engagement of Weaver and Tidwell L.L.P. as the Company's independent certified public accountants to audit the Company's consolidated financial statements. During the last two fiscal years and each subsequent interim period, the Company has not consulted with Weaver and Tidwell, L.L.P. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of a disagreement or a reportable event.

    Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

    In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Weaver and Tidwell, L.L.P. is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS

    Any person who is a Shareholder on both the Record Date for the 1999 Annual Meeting and the date that notice of the Annual Meeting is given by the Company and who wishes to submit either a proposal of business to be conducted or nominations for election at the Annual Meeting must provide notice of such proposal or nomination to the Secretary not less than 60 nor more than 90 days prior to the date of the Annual Meeting or within ten days after the date on which notice or prior public disclosure of the date of the Annual Meeting is given, whichever is earlier.

    Nominations and/or Shareholder proposals must contain specified information regarding the nominee or other business proposed and regarding the proposing Shareholder. These requirements are set forth in the Bylaws of the Company, a copy of which is available from the Secretary at no cost. To be included in the Company's Proxy Statement and Proxy Card for the 2000 Annual Meeting, Shareholder proposals must be received by the Secretary prior to December 31, 1999 and must conform to the requirements set forth in the Bylaws of the Company and the rules and regulations of the U.S. Securities and Exchange Commission. The submission of a Shareholder proposal does not guarantee that it will be included.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, telecopy, telegraph or telex, or by directors, officers and regular employees of the Company in person or by telephone. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at a cost of approximately $7,000, plus out of pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding soliciting material to the beneficial owners of Voting Stock.

                                 OTHER MATTERS

    As of the date hereof, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than (i) the election of directors; (ii) the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares Common Stock from 25,000,000 to 50,000,000; (iii) the approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Phoenix Healthcare Corporation; (iv) the approval of the Company's 1999 Stock Option Plan; (v) the approval of the Company's Employee Stock Purchase Plan; and (vi) the ratification of the appointment of Weaver and Tidwell, L.L.P. as independent auditors for the Company for the fiscal year ended December 31, 1998. In addition, the Company has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying Proxy Card confers discretionary authority on the persons named therein to vote such proxies on any such matters in accordance with their best judgment.

                        FINANCIAL AND OTHER INFORMATION

    A copy of the Company's Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission accompanies this Proxy Statement. Upon written request, the Company will provide each Shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Iatros Health Network, Inc., 11910 Greenville Avenue, Suite 300 Dallas, Texas 75243, attn: Albert Sousa, Secretary.

                                                                      APPENDIX A

               IATROS HEALTH NETWORK, INC. 1999 STOCK OPTION PLAN
                                   ARTICLE 1
                                    THE PLAN

    1.1. NAME. The name of this Plan is the Iatros Health Network, Inc. 1999 Stock Option Plan.

    1.2 PURPOSE AND SCOPE. (a) The purposes of the Plan are to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) reward past and future contributions to the Company (or any Parent or Subsidiary), (iii) encourage ownership of the Company's common stock by key employees, directors and consultants of the Company (and of any current or future Parent or Subsidiary), and (iv) promote the Company's business success by creating a long-term mutuality of interests between Plan participants and the Company's shareholders.

          (b) The Plan provides for the granting of both Incentive Stock Options and Nonqualified Stock Options. Grants can be made to Employees, Directors and Consultants; provided, that Incentive Stock Options may only be granted to Employees.

    1.3 EFFECTIVE DATE AND DURATION OF PLAN. This Plan is effective for a 10-year period commencing on January 1, 1999, and ending on December 31, 2008, provided that any Options which are granted under the Plan prior to the termination date shall continue to be exercisable in accordance with the terms of the Stock Option Agreement after that date.

                                   ARTICLE 2
                                  DEFINITIONS

    Capitalized terms in this Plan shall have the following meanings:

    2.1    BOARD.  The Board of Directors of the Company.

    2.2 CODE. The Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, or any replacement legislation.

    2.3 COMMON STOCK. The common stock, par value $0.001 per share, of Iatros Health Network, Inc..

    2.4 COMPANY. Iatros Health Network, Inc. and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

    2.5 CONSULTANT. Any person engaged by the Company (or any Parent or Subsidiary) as a non-Employee service provider pursuant to the terms of a written contract or otherwise.

    2.6    DIRECTOR.  A member of the Board.

    2.7    DISABILITY.  Permanent and total disability within the meaning of
Section 22(e)(3) of the Code.

    2.8 EMPLOYEE. All persons employed by the Company or any Parent or Subsidiary, including officers, whether full-time or part-time.

    2.9 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any replacement legislation.

    2.10 FAIR MARKET VALUE. As of any given date, (a) the price of the last trade of a Share as reported on NASDAQ or the OTC bulletin board, as applicable, for that date (or if Shares were not traded on such date, for the closest preceding date on which a trade occurred), or (b) if the Shares are not publicly traded, the fair market value of a Share as determined by the Board in good faith, using such criteria as the Board may, in its sole discretion, deem appropriate.

    2.11 INCENTIVE STOCK OPTION. Any stock Option granted under this Plan which is intended to qualify as an "incentive stock option" under Section 422 of the Code.

    2.12 NONQUALIFIED STOCK OPTION. Any stock Option granted under this Plan which is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

    2.13 OPTIONED SHARES. Those Shares subject to a stock Option granted pursuant to this Plan.

    2.14 OPTIONEE. An individual who has received a stock Option pursuant to this Plan.

    2.15 OPTION PRICE. The payment to the Company for the Shares upon the exercise of an Option.

    2.16    OPTION.  An Option granted hereunder to purchase Shares.

    2.17 PARENT. A parent corporation, whether now or hereafter existing, within the meaning of Section 424(e) of the Code.

    2.18 PLAN. The Iatros Health Network, Inc. 1999 Stock Option Plan, as amended from time to time.

    2.19 SHARE. One share of the Company's Common Stock, as adjusted in accordance with Section 5.5 of this Plan.

    2.20 STOCK OPTION AGREEMENT. The Agreement containing the terms and conditions of a stock Option grant.

    2.21 SUBSIDIARY. A subsidiary corporation, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.

                                   ARTICLE 3
                              PLAN ADMINISTRATION

    3.1 ADMINISTRATION. (a) The Plan shall be administered by the Board. The Board shall have full discretion to administer and interpret the Plan and to adopt such rules, regulations, and procedures as it deems necessary or advisable. The Board may engage a qualified brokerage or other financial services firm to assist it in the administration of the Plan.

          (b) Records shall be kept of any actions taken by the Board. A majority of the Board shall constitute a quorum at any meeting. Any acts approved either (i) by a majority of the Directors present at any meeting at which there is a quorum or (ii) in writing by all Directors, shall be deemed to be acts of the Board for purposes of this Plan.

          (c) The Board may delegate any or all of its powers and duties hereunder to one or more (i) committees consisting of such members of the Board as it may designate, or (ii) Employees. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees, Directors and Consultants. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

                                   ARTICLE 4
                             ELIGIBILITY FOR GRANTS

    4.1 ELIGIBILITY AND TERMS OF GRANTS. Subject to Section 4.3, the Board shall have full discretionary authority to determine the persons eligible to receive an Option, the time or times at which the Optioned Shares may be purchased, and whether all of the Options may be exercised at one time or in increments.

    4.2 GRANTING OF OPTIONS. (a) Subject to Section 4.3, the granting of any Option shall be entirely in the discretion of the Board and nothing in the Plan shall be construed as giving any Employee, Director or Consultant any right to participate under this Plan or to receive any Option or right under it.

          (b) The Board may, in its sole discretion, accept the cancellation of outstanding Options in return for the grant of new Options for the same or different number of Shares and at the same or different Option Price.

          (c) No person may be granted options under this Plan for more than seven hundred and fifty thousand (750,000) Shares. This limitation shall be construed and applied in accordance with Section 162(m) of the Code.

                                   ARTICLE 5
                               GENERAL PROVISIONS

    5.1 STOCK SUBJECT TO PLAN. Subject to the provisions of Section 5.5, the maximum number of Shares for which Options may be granted pursuant to this Plan is three million (3,000,000). Shares subject to any unexercised Option granted under this Plan which has expired or terminated shall again become available under this Plan. The Shares which may be issued or delivered under the Plan may, as determined by the Board from time to time in its sole discretion, be authorized but unissued Shares, reacquired Shares or both.

    5.2 TERM AND EXPIRATION OF OPTIONS. Each Option granted under this Plan shall be evidenced by a Stock Option Agreement, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations, and shall, in addition to such other terms as the Board may include, provided:

          (a) that, subject to Section 5.2(b), the Option may be exercised only by the Optionee or Optionee's personal representative;

          (b) that no Option shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the Option and any and all rights granted to the Optionee thereunder and not previously exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate;

          (c) that subject to the foregoing provisions, a Option may be exercised at different times for portions of the total number of Shares which have vested, provided that no Option may be exercised for a fraction of a Share;

          (d) that no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

          (e) that the Option shall expire at the earliest of the following:

             (i) the date specified in the Stock Option Agreement;

             (ii) with respect to any Optionee,

                (A) three (3) months after voluntary or involuntary termination of Optionee's position as Employee, Director or Consultant other than termination as described in subparagraph (B) or
                    (C) below;

                 (B) upon the discharge of Optionee for dishonesty, gross
                     negligence, willful misconduct, or conduct that adversely affects the interests of the Company (or any Parent or Subsidiary); or

                 (C) twelve (12) months after Optionee's death or Disability.

          (f) that, to the extent an Option provides for the vesting thereof in increments, such vesting shall cease as of the date of the Optionee's death, Disability, or ceasing to be an Employee, Director or Consultant, as applicable;

          (g) that the terms of the Option shall not be affected by any change of duties or position so long as the Optionee shall continue to be employed by, or be a Director of, or a Consultant to the Company or a Parent or Subsidiary.

    5.3 NOTICE OF INTENT TO EXERCISE OPTION. An Option may be exercised in whole or in part by notifying the Board (or its designee) in the manner and upon the terms as may be provided in the Optionee's Stock Option Agreement.

    5.4 EXERCISE OF OPTION. Upon receipt by the Board (or its designee) of the notice provided in Section 5.3, an Option shall deemed to be exercised as to the number of Shares specified in such notice and Shares in that amount shall be issued to the Optionee upon payment to the Company of the Option Price as specified in Section 6.2 hereof. Payment of the Option Price shall be made in cash (or cash equivalent) in United States dollars or already-owned Shares (provided such shares have been owned by the Optionee for at least six months), and may (as permitted by the Board in its sole discretion) be done in accordance with any procedures for a "cashless exercise" established by the Company with a brokerage or other qualified financial services company.

    5.5 RECAPITALIZATION. Subject to any required action by the stockholders of the Company, the aggregate number of Shares for which Options may be granted hereunder, the number of Shares covered by any outstanding Option, and the price per Share thereof under each such Option shall be proportionately adjusted for the following: (a) Any dividend or other distribution declared as to Common Stock which is payable in Shares; and (b) an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares, recapitalization or other capital adjustment. All fractional Shares or other securities which result from such an adjustment shall be eliminated and not carried forward to any subsequent adjustment.

    5.6 SUBSTITUTIONS AND ASSUMPTIONS. The Board shall have the right to substitute or assume Options in connection with a stock dividend, stock split, share combination, share exchange, recapitalization, merger, consolidation, reorganization, or like corporate transaction which affects the number or nature of the Shares. The number of Shares reserved pursuant to Section 5.1 may be increased without further action by the stockholders by the corresponding number of Options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Options before and after the substitution. All fractional Shares or other securities which result from such substitution shall be eliminated and not carried forward to any subsequent substitution.

    5.7 WITHDRAWAL. An Optionee may at any time elect in writing to abandon an Option with respect to the number of Shares as to which the Option shall not have been exercised.

    5.8    COMPLIANCE WITH APPLICABLE LAWS AND CERTIFICATE OF
INCORPORATION. (a) The Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the issuance of Optioned Shares complies with applicable provisions of state and federal securities laws.

          (b) The Company shall not be obligated to issue Shares under any Option granted under this Plan that would violate any law, rule or regulation. Each Optionee may be required to make representations and warranties, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company's Certificate of Incorporation and By-laws.

                                   ARTICLE 6
                      RULES FOR NONQUALIFIED STOCK OPTIONS

    6.1 OPTION PRICE. The purchase price of Shares subject to a Nonqualified Stock Option shall be determined by the Board at the time the Option is granted; provided, that the purchase price shall not be less than eighty percent (80%) of the Fair Market Value of such Shares on the date of the grant.

    6.2 PAYMENT UPON EXERCISE OF OPTION. The amount to be paid by the Optionee upon exercise of a Nonqualified Stock Option shall be the full purchase price for the Optioned Shares, together with the amount of any required federal, state, and local tax withholding (as determined by the Company in its sole discretion). The Company may, in its sole discretion, permit an Optionee to elect to pay the required tax withholding by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by an Optionee to have Shares withheld for this purpose will (together with such additional restrictions as the Company may impose) be subject to the following:

          (a) If an Optionee has received multiple Option grants, a separate election must be made for each grant;

          (b) The election must be made prior to the date the Option is exercised;

          (c) The election will be irrevocable; and

          (d) The election may be rejected by the Company.

                                   ARTICLE 7
                   SPECIAL RULES FOR INCENTIVE STOCK OPTIONS

    7.1 CONFORMANCE WITH CODE REQUIREMENTS. Incentive Stock Options granted under this Plan shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations thereunder including, without limitation, those provisions of Section 422 of the Code that prohibit an option by its terms to be exercisable after ten (10) years from the date that it was granted. Only Employees may be granted Incentive Stock Options. To the extent that any option granted as an Incentive Stock Option fails to conform to the applicable requirements, it shall be treated and honored by the Company as a Nonqualified Stock Option.

    7.2 OPTION PRICE. The purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board in its sole discretion but shall, in no event, be less than the Fair Market Value on the date of grant.

    7.3 LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable by any individual for the first time during any calendar year under all plans of the Company (and any Parent or Subsidiary) shall not exceed $100,000 (or such other limit as may be established by law from time to time).

    7.4 LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS. An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted. For purposes of this limitation, Section 424(d) of the Code governs the attributes of stock ownership.

    7.5 PAYMENT UPON EXERCISE OF OPTION. The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the option.

                                   ARTICLE 8
                           AMENDMENT AND TERMINATION

    8.1 AMENDMENT. (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any available exemption from
Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order.

          (b) No amendment may be made that would cause Options not to qualify for exemption under Section 16 of the Exchange Act.

          (c) No amendment of the Plan shall, without the written consent of the holder of a Option awarded under the Plan prior to the date of the amendment or termination, adversely affect the rights of such holder with respect to such Option (except to the extent necessary to comply with any applicable law, regulation, rule or order).

          (d) Notwithstanding anything herein or in any Stock Option Agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options previously granted under the Plan. In the event of such an amendment to the Plan, the holder of any Option shall, upon request of the Board and as a condition for exercising of such Option, execute a conforming amendment in the form prescribed by the Board to the Stock Option Agreement within such reasonable period of time as the Board shall specify in such request.

    8.2 TERMINATION. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall terminate any outstanding Option previously granted under the Plan or adversely affect the rights of such holder without his or her written consent. No new Options may be granted under the Plan on or after the date of termination.

                                   ARTICLE 9
                                 MISCELLANEOUS

    9.1 REGISTRATION, LISTING AND QUALIFICATION OF SHARES. Each Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or market or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of Shares thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Company. Any person exercising an Option shall make such representations, warranties and agreements and furnish such information as the Board or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

    9.2 NO RIGHTS TO CONTINUED EMPLOYMENT OR OTHER RETENTION; NO RESTRICTIONS. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Director or Consultant any right to be retained in such position or status by the Company or any Parent or Subsidiary. Nothing in this Plan shall restrict the Company's rights to adopt other Option plans pertaining to any or all of the Employees, Directors or Consultants covered under this Plan or other Employees, Directors or Consultants not covered under this Plan.

    9.3 COSTS AND EXPENSES. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.

    9.4 PLAN UNFUNDED. This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

    9.5 GOVERNMENT REGULATIONS. The rights of Optionees and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

    9.6 PROCEEDS FROM SALE OF STOCK. Proceeds of the purchase of Optioned Shares by an Optionee may be used by the Company for any business purpose.

    9.7 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

    9.8 INVALIDITY. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

                                                                      APPENDIX B

                          IATROS HEALTH NETWORK, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE. The purpose of the Iatros Health Network, Inc. Employee Stock Purchase Plan (the "Plan") is to provide a convenient means for Employees of the Company and of any Subsidiary that elects to participate in the Plan (with the consent of the Company) to acquire an ownership interest in the Company. The Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code.

    2. DEFINITIONS. The following terms as used in this Plan shall have the meaning specified below, unless the context clearly indicates otherwise.

          (a) "Account" means the bookkeeping account established for an Employee to which the funds deducted or paid from the Employee's Compensation pursuant to the terms of the Plan to purchase Shares shall be credited. The funds allocated to a Participant's Account shall at all times remain the property of the Participant, but such funds may be commingled with the general assets of the Company.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

          (d) "Company" means Iatros Health Network, Inc. and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

          (e) "Compensation" means a Participant's total compensation from the Company or any participating Subsidiary payable during the applicable Semi-Annual Period.

          (f) "Employee" means any officer or other common law employee of the Company, or any Subsidiary of the Company which participates in the Plan with the consent of the Company.

          (g) "ESPP Broker" means a qualified stock brokerage or other financial services firm that has been designated by the Board.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended (and any rules and regulations thereunder then in effect).

          (i) "Fair Market Value" of a Share means, as of any given date, (i) the price of the last trade of a Share as reported on NASDAQ or the OTC bulletin board, as applicable, for that date (or if Shares were not traded on such date, for the closest preceding date on which a trade occurred), or (ii) if the Shares are not publicly traded, the fair market value of a Share as determined by the Board in good faith, using such criteria as the Board may, in its sole discretion, deem appropriate.

          (j) "Holding Period" means the holding period that is set forth in
Section 423(a) of the Code, which, as of the date that the Company adopted this Plan, is (i) the two (2) year period that begins on the first day of the applicable Semi-Annual Period or (ii) the one (1) year period that begins on the date the applicable Shares are transferred to the Participant under the Plan, whichever end later.

          (k) "Participant" means each (i) Employee who is eligible to, and elects to, participate in the Plan in accordance with the terms of the Plan, and
(ii) any Employee or former Employee who has an Account under the Plan.

          (l) "Plan" means the Iatros Health Network, Inc. Employee Stock Purchase Plan, as amended from time to time.

          (m) "Semi-Annual Period" means the six (6) month period ending on the last day of June and December of each year, with the first Semi-Annual Period to begin on such date as may be established by the Board.

          (n) "Shares" means the shares of the Common Stock of the Company, subject to adjustment pursuant to Section 14 of the Plan.

          (o) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    3. SHARES SUBJECT TO THE PLAN. Subject to adjustment pursuant to Section 14 of the Plan, the aggregate number of Shares which may be purchased under the Plan is one million (1,000,000). The Shares may be authorized but unissued shares, reacquired shares, or any combination thereof.

    4. ELIGIBILITY. Any Employee of the Company or a participating Subsidiary is eligible to become a Participant on the first day of the Semi-Annual Period following the Employee's date of hire.

    5.    JOINING THE PLAN.

          (a) An eligible Employee's participation in the Plan shall be effective as of the first day of the Semi-Annual Period following the date on which the Employee completes, signs and returns to the Board such forms as may be required to enroll in the Plan (or at such other time as may be permitted by the Board in its sole discretion).

          (b) Participation by any eligible Employee in the Plan is entirely voluntary.

    6. RESTRICTIONS ON PARTICIPATION. Notwithstanding anything herein to the contrary:

          (a) No Participant shall be permitted to contribute towards the purchase of any Shares under the Plan if such Participant, immediately after such contribution, would own Shares (including all Shares that may be purchased under outstanding subscriptions under the Plan) that account for five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Subsidiaries (as determined under the rules of Section 424(d)of the Code).

          (b) No Participant shall be granted a right to contribute towards the purchase of any Shares under the Plan that permits such Participant's rights to purchase Shares under all "employee stock purchase plans" of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 worth of such Shares (determined using the Fair Market Value of a Share at the time such right to contribute is granted) for each calendar year in which such right to contribute is outstanding at any time.

    7.    EMPLOYEE CONTRIBUTIONS.

          (a) Each Employee may elect (on such forms as may be required by the Board in its sole discretion) to contribute by payroll deduction of up to 10% of his or her Compensation payable during a Semi-Annual Period (or such other amount or percentage as may be permitted by the Board in its sole discretion).

          (b) Subject to the limits set forth in (a) above, an Employee may elect at any time (on such forms as may be required by the Board in its sole discretion) to increase or decrease his or her rate of contribution. Except as otherwise provided in the Plan, any such change shall become effective as the first day of the Semi-Annual Period following receipt of such election by the Board (or at such other time as may be permitted by the Board in its sole discretion).

          (c) Any contributions made by an Employee under the Plan shall be credited to the Employee's Account. No interest shall be paid on funds credited to a Participant's Account.

    8.    ISSUANCE OF SHARES.

          (a) On the last trading day of each Semi-Annual Period, the contributions credited to a Participant's Account as of that date shall be applied to the purchase of Shares; provided that no such purchase shall be made on the Participant's behalf if so required by an event described in Section 9 below. Except as otherwise provided by the Board, only whole Shares may be purchased under the Plan.

          (b) The per share cost for the Shares purchased pursuant to the Plan shall be 85% of the lower of (i) the Fair Market Value of a Share on the first trading day of the Semi-Annual Period (the "date of the grant"), or (ii) the Fair Market Value of a Share on the last trading day of the Semi-Annual Period (the "date of exercise").

          (c) Any funds remaining in a Participant's Account after the purchase of Shares at the conclusion of a Semi-Annual Period shall, unless otherwise requested by the Participant, be carried over and applied in the next Semi-Annual Period.

          (d) If the aggregate number of Shares that all Participants in the Plan desire to purchase in any Semi-Annual Period exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such Participants in proportion to their contributions during the Semi-Annual.

          (e) Notwithstanding any other provision herein to the contrary, the obligation to purchase, issue or deliver Shares under the Plan shall (to the extent deemed necessary or appropriate by the Company or Board) be subject to
(i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, and (ii) any other applicable law, regulation, rule or order.

          (f) Unless otherwise provided by the Board, any Shares purchased by a Participant shall be deposited into an account that is established in the Participant's name with the ESPP Broker and shall be subject to the following:

             (i) A Participant may direct, by written notice to the Company prior to the conclusion of a Semi-Annual Period, that the ESPP Broker account be established in the name of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

             (ii) A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift or transfer of legal title), of Shares in the Participant's ESPP Broker account at any time, whether by sale, exchange, gift or other transfer of title. Subject to subparagraph (iii) below, in the absence of such a disposition of the Shares, all Shares must remain in the Participant's account at the ESPP Broker until the applicable Holding Period for the Shares has been satisfied. For Shares for which the Holding Period has been satisfied, a Participant may move such Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate representing the Shares be issued and delivered to the Participant.

            (iii) A Participant who is not subject to United States taxation may, at any time and without regard to the applicable Holding Period, move his or her Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

    9.    TERMINATION OF CONTRIBUTIONS.

          (a) The contributions of an Employee under the Plan shall terminate (and no further contributions shall be made on his or her behalf) as of the date on which the Employee (i) elects to revoke his or her payroll deduction contribution for a Semi-Annual Period, (ii) ceases to be an Employee, (iii) dies, (iv) ceases to receive Compensation for the remainder of a Semi-Annual Period, or (v) to the extent required by law or regulation, receives a hardship distribution under tax-qualified section 401(k) plan sponsored by the Company or any affiliate. Upon ceasing contributions under the Plan, an Employee shall (if applicable) be entitled to recommence contributions in accordance with the terms of Section 5; provided that in the case of a termination under (a)(v), the terminated Participant may not do so for a period of 12 months following the date of the hardship withdrawal (or other period specified under the section 401(k) plan).

          (b) Other than for the cessation of contributions under Section 9(a)
(ii) and (iii), Shares shall (except as provided in Section 9(c)) be purchased for the Participant for the Semi-Annual Period based upon the balance in the Participant's Account as of that date, and payment of any funds remaining in the Account (after the purchase of Shares) shall be made to the Participant as soon as administratively feasible.

          (c) In the case of a revocation of a payroll deduction election under
Section 9(a)(i), the Participant also may elect at any time prior to the last trading day of the Semi-Annual Period (under such procedures as may be established by the Board) to have any funds remaining in his or her Account paid to him or her. Such payment shall be made as soon as administratively feasible after such an election is submitted in accordance with any applicable procedures.

          (d) In the case of a cessation of contributions under Section 9(a)(iii), any funds remaining in the Participant's Account shall be applied in accordance with Section 10(a).

          (e) In the case of a cessation of contributions under Section 9(a)(ii), any funds remaining in the Participant's Account shall be returned to the Participant as soon as administratively feasible after the date on which the Participant terminates employment.

    10.    DEATH OF A PARTICIPANT.

          (a) Upon the death of a Participant, the contributions credited to a Participant's Account shall be retained and applied in accordance with Section 8 and the Participant's beneficiary (see Section 10(b)) shall thereafter be entitled to the Shares (and cash, if any) credited to the Participant's Account. Any distribution to a beneficiary hereunder shall be in full satisfaction of the obligations owing to the deceased participant under the Plan. If more than one beneficiary is designated, each beneficiary shall be entitled to the portion of the Participant's Account designated by the Participant, or if no such designation is made, each beneficiary shall receive an equal portion of the Shares and proceeds.

          (b) Each Participant may designate (on such forms as may be required by the Board) a beneficiary under the Plan. A previous designation may be changed by a Participant at any time by the submission of a new designation form to the Board prior to the Participant's death. If a Participant has not designated a beneficiary or the designated beneficiary is not living on the Participant's date of death, the Participant's beneficiary shall be his or her estate.

    11.    ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by the Board. The Board shall have the full discretion to interpret and administer the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable from time to time. The Board may delegate any or all of its powers and duties hereunder to one or more (i) committees consisting of such members of the Board as it may designate, or (ii) Employees. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

          (b) A majority of the Board shall constitute a quorum, and the acts of a majority of the members of the Board present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Board, shall be deemed the acts of the Board.

          (c) Unless otherwise directed by the Board, all costs and expenses of administering the Plan shall be paid by the Company and the other participating employers (as determined by the Board in its sole discretion).

    12.    AMENDMENT.

          (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required to comply with Section 423 of the Code or any other applicable law, regulation, rule or order.

          (b) No amendment may be made that would cause the purchase of Shares under the Plan not to qualify for exemption under Section 16 of the Exchange Act.

          (c) Notwithstanding anything herein to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for the purchase of Shares under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any existing Accounts.

    13. TERMINATION. The Board shall have the right to terminate the Plan at any time. Upon termination, each Participant shall be entitled to payment of his or her Account balance as soon as administratively feasible after the date the Plan is terminated and Participants shall have no further rights hereunder. Unless terminated earlier by action of the Board, the Plan shall remain in effect until such time as no Shares remain available for issuance under the Plan and the Participants and their employers have no further rights or obligations (as applicable) under the Plan.

    14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Appropriate and proportionate adjustments shall be made in the number and class of shares subject to this Plan in the event of a share dividend, share split, reverse share split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company.

    15. TRANSFERABILITY OF RIGHTS. No rights or interests of a Participant under this Plan may be voluntarily or involuntarily transferred, by operation of law or otherwise, other than by will or the laws of descent and distributions, and such rights and interests shall not be subject to a Participant's debts, contracts or liabilities.

    16. PARTICIPATION IN OTHER BENEFIT PLANS. Nothing herein contained shall affect an Employee's rights to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee benefit plan or program offered by his or her employer.

    17. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan shall confer upon any Employee any right to continued employment with the Company or any affiliate, or interfere with or restrict in any way the rights of the Company or affiliate to discharge the Employee at any time for any reason whatsoever, with or without cause.

    18. NO SHAREHOLDER RIGHTS CONFERRED. Nothing contained in the Plan shall confer upon a Participant (or his or her beneficiary) any rights of a holder of Shares unless and until Shares are issued to the Participant (or his or her beneficiary).

    19. GOVERNING LAW. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware.

    20. SEVERABILITY. In the event any provision of the Plan or any action taken pursuant to the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

    21. WITHHOLDING TAXES. To the extent required by applicable law or regulation, each Participant shall arrange with his or her employer for the payment of any required federal, state or local income or other tax withholding applicable to the receipt of Shares under the Plan prior to the delivery of the Shares to the Employee.

    22. NOTICES. Any notice or other communication required or permitted to be given pursuant to the Plan must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received on the date three days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given other than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Participants at their most recent addresses shown in the Company's records. Notice to the Board shall be sent to the Board at the Company's principal executive offices to the attention of the Chairman and Chief Executive Officer of the Company. Notice to an employer shall be sent to the employer's principal executive offices to the attention of its Chief Financial Officer.

    23. CONSTRUCTION. Titles and headings of sections and articles of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan. Unless the context clearly requires otherwise, the singular shall include the plural.

    24. EFFECTIVE DATE OF PLAN. The Plan shall become effective as of the date established by the Board.

                           IATROS HEALTH NETWORK, INC.

             PROXY - ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE

     The undersigned stockholder(s) of Iatros Health Network, Inc. (the "Company"), revoking all other proxies heretofore given, hereby constitute(s) and appoint(s) Ronald Lusk and Robert Woodson, III and each of them, with full power of substitution, as proxy or proxies to represent and vote all the shares of Common Stock, $.001 par value, or Series A Senior Convertible Preferred Stock, $.001 par value, of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting of Shareholders, or any adjournments or postponements thereof.

1.       ELECTION OF DIRECTORS.

FOR ALL THE NOMINEES LISTED BELOW    / /                               WITHHOLD AUTHORITY   / /
(EXCEPT AS MARKED TO THE CONTRARY BELOW)            (TO VOTE FOR ALL THE NOMINEES LISTED BELOW)

             RONALD LUSK          ROBERT WOODSON III          ALBERT SOUSA

INSTRUCTION:  To withhold authority to vote for either individual nominee, write that nominee's name on the line provided:_________________________

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000


           FOR    /  /                AGAINST    /  /         ABSTAIN    /  /


3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PHOENIX HEALTHCARE CORPORATION


           FOR    /  /                AGAINST    /  /         ABSTAIN    /  /


4.       APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN


           FOR    /  /                AGAINST    /  /         ABSTAIN    /  /

5.       APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN


           FOR    /  /                AGAINST    /  /         ABSTAIN    /  /


6. RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998


           FOR    /  /                AGAINST    /  /         ABSTAIN    /  /

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement both dated MARCH [__], 1999.

         The shares represented by this proxy card will be voted in accordance with the directions given in this proxy. IF NOT OTHERWISE DIRECTED HEREIN, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON SUCH MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.




----------------------------------------  --------------------------------------
Signature(s) of Stockholder(s)

Please sign your name exactly as it appears hereon. Please manually date this card. Joint owners must each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

Dated: ________________, 1999